AMENDMENT TO KEY POSITION AGREEMENT

Whereas, Paul R. Garcia (“Executive”), a resident of the state of Georgia, and Global Payments Inc. (the “Company”), a Georgia corporation, are parties to a Key Position Agreement dated January 6, 2010 (the “Agreement”); and

Whereas, the parties now desire to amend certain of the terms of the Agreement;

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Agreement is hereby amended as follows:

1. The second paragraph of such Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement shall be null and void if Executive voluntarily terminates employment without having given at least six month’s advance written notice to the Company (subject to waiver by the Company as set forth herein).

2. The first sentence of the definition of “Key Position Retirement Date” shall be deleted and replaced with the following:

“Key Position Retirement Date” means the date on or after July 31, 2013 on which Executive incurs a voluntary “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (without giving effect to any elective provisions that may be available under such definition of separation from service) and for which Executive provides at least six month’s advance notice (subject to waiver by the Company as set forth in Section 5(g) below).

Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect; provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, such terms and conditions hereof shall prevail and be controlling.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized as of the 1st day of October, 2013.

GLOBAL PAYMENTS INC.	EXECUTIVE

By: /s/ Suellyn P. Tornay	/s/ Paul R. Garcia
Name: Suellyn P. Tornay	Paul R. Garcia
Title: Executive Vice President and General Counsel